As filed with the Securities and Exchange Commission on July 22, 1998
                                                  Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------
                               MARGO CARIBE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                    --------

 COMMONWEALTH OF PUERTO RICO                                      66-0550881
(STATE OR OTHER JURISDICTION                                  (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                           HIGHWAY 690, KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00692
                                 (787) 883-2570
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                    --------
                             1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               MICHAEL J. SPECTOR
                             CHIEF EXECUTIVE OFFICER
                               MARGO CARIBE, INC.
                                  P.O. BOX 706
                            DORADO, PUERTO RICO 00646
                                 (787) 883-2570
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    --------

                                   COPIES TO:
                                 IGNACIO ALVAREZ
                          PIETRANTONI MENDEZ & ALVAREZ
                        SUITE 1901, BANCO POPULAR CENTER
                             209 MUNOZ RIVERA AVENUE
                           SAN JUAN, PUERTO RICO 00918

                                    --------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
TITLE OF SECURITIES TO   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM        AMOUNT OF
    BE REGISTERED         REGISTERED          PRICE PER UNIT(1)               AGGREGATE          REGISTRATION
                                                                          OFFERING PRICE(1)          FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par
value ($0.001 per       200,000 shares         $2.375                       $475,000              $140.13
share)
===============================================================================================================

(1)Estimated solely for the purpose of calculating the registration fee on the basis of the last sales price per share of the Common Stock on July 20, 1998, as reported by the National
Association of Securities Dealers Automated Quotation National Market System.

===============================================================================================================

PROSPECTUS

                                 200,000 SHARES
                    COMMON STOCK, PAR VALUE $0.001 PER SHARE

                               MARGO CARIBE, INC.
                             1998 STOCK OPTION PLAN

         This Prospectus of Margo Caribe, Inc., a Puerto Rico corporation (the "Company"), pertains to shares of Common Stock, par value $0.001 per share (the "Common Stock") of the Company issuable pursuant to the exercise of options granted or available for future grant under its 1998 Stock Option Plan (the "1998 Plan").

         The 1998 Plan was adopted and approved by the Board of Directors and shareholders of the Company on April 23, 1998 and May 29, 1998, respectively. As of June 30, 1998, no options have been granted under the 1998 Plan, except for options to acquire 10,000 shares of Common Stock automatically granted to non-employee directors of the Company pursuant to the terms of the 1998 Plan. All of the 200,000 shares of Common Stock issuable upon the exercise of options available for future grant are covered by this Prospectus and constitute the maximum number of shares which may be issued under the 1998 Plan (subject to certain adjustments described herein). All of such shares have been registered by the Company pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 22, 1998.


                       ----------------------------------

         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                       ----------------------------------


                  THE DATE OF THIS PROSPECTUS IS JULY 22, 1998

                      SUMMARY DESCRIPTION OF THE 1998 PLAN

         The following description is only a summary of the 1998 Plan and is qualified in its entirety by reference thereto. A copy of the Plan may be obtained from the Company's Human Resources Department.

                        PURPOSE, ADOPTION AND DESCRIPTION

         The purposes of the 1998 Plan are to provide the Company and its subsidiaries with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and non-employee directors who provide services to the Company and its subsidiaries. The 1998 Plan was adopted and approved by the Board of Directors and by the shareholders of the Company on April 23, 1998 and May 29, 1998, respectively.

         The 1998 Plan provides for the grant of stock options intended to qualify as "qualified stock options" ("QSOs") within the meaning of Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "Puerto Rico Code"), as "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") or "non-statutory stock options" ("NSOs") not intended to meet the requirements of Section 1046 of the Puerto Rico Code or Section 422 of the IRC. The 1998 Plan permits the granting of stock appreciation rights ("SARs") with respect to any shares of Common Stock covered by any option in tandem with the granting of such stock options. An aggregate of 200,000 shares (subject to certain adjustments described herein) of Common Stock have been reserved for issuance under the 1998 Plan.

                                 ADMINISTRATION

         The 1998 Plan is administered by a Committee (the "Committee") appointed by the Board of Directors consisting of at least two directors (who shall be "Non-Employee Directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, as Non-Employee Directors of the Company, shall receive an automatic grant of stock options to acquire 2,500 shares of Common Stock each year on the first business day following the Company's annual meeting of shareholders. The Committee has general authority to administer the 1998 Plan, to grant options and SARs thereunder, subject to the ratification of the Board of Directors if such limitation is imposed by the Board of Directors, and to perform such other functions as may be assigned to it by the Board of Directors in connection with the 1998 Plan, including, among other things, determining the form of option contracts to be issued under the 1998 Plan and the terms and conditions to be included in such option contracts and adopting from time to time such rules and regulations as it may deem appropriate for the proper administration of the 1998 Plan. The Committee has the authority to interpret the provisions of the 1998 Plan and to make all determinations deemed necessary or advisable for its administration. All decisions, determinations and interpretations of the Committee, unless disapproved by the Board of Directors, shall be final and binding on all persons, including the Company and holders of options granted under the 1998 Plan. The 1998 Plan is currently administered by the Compensation Committee of the Board of Directors of the Company, which is currently comprised of three members, Blas R. Ferraiuoli, Frederick D. Moss and Michael A. Rubin.

                                   ELIGIBILITY

         ELIGIBLE PERSONS. Any employee or director of the Company or its subsidiaries is eligible to receive options pursuant to the 1998 Plan. Any person who has been granted an option may, if he is otherwise eligible, be granted an additional option or options. The persons to whom, and the time or times at which, options shall be granted under the 1998 Plan, and the number of shares subject to each such option, shall be determined by the Committee in its sole discretion. Each employee or director, by accepting an option will, if the Committee so requires, agree to remain employed by the Company or a subsidiary for a specified period of time.

         FAIR MARKET VALUE LIMITATION WITH RESPECT TO ISOS AND QSOS. To the extent the aggregate fair market value of the shares of Common Stock (determined as of the date of grant) for which ISOs or QSOs are exercisable for the first time by an employee or director during any calendar year exceeds $100,000, such options are treated as NSOs to the extent of such excess. To the extent an optionee holds two or more ISOs or QSOs which become exercisable for the first time in the same calendar year, the $100,000 limitation will be applied on the basis of the order in which those options were granted.

                         SHARES SUBJECT TO THE 1998 PLAN

         The maximum number of shares which may be issued under the 1998 Plan is 200,000 shares of the Company's authorized but unissued Common Stock or shares of Common Stock which have been issued and which shall have been reacquired by the Company, subject to adjustment upon certain changes in the Company's capitalization, such as stock splits or the payment of a stock dividend. If an option should expire or become unexercisable for any reason without having been exercised in full, the shares subject to the portion of the option not so exercised will be available for subsequent grants under the 1998 Plan. The number of shares of Common Stock for which options and SARs may be granted under the 1998 Plan shall be reduced by the number of shares subject to an option for which an employee or director has exercised a related SAR in accordance with the provisions of the 1998 Plan.

                    TERMS AND CONDITIONS OF OPTIONS AND SARS

         Subject to the provisions of the 1998 Plan, the Committee shall determine, in its discretion, for each option (which need not be identical) the number of shares for which the option shall be granted, the exercise price of the option, the time or times the option is to become exercisable, the status of the option as either a NSO, an

ISO or a QSO, the maximum term for which the option is to remain outstanding, and all other terms and conditions of the option. The Committee may require the voluntary surrender of all or any portion of any option granted under the 1998 Plan as a condition precedent to a grant of a new option to such optionee. Options granted pursuant to the 1998 Plan shall be evidenced by written option agreements, in such form as the Committee shall approve, containing such provisions as the Committee shall determine.

         Each SAR shall be subject to the same terms and conditions as the related option with respect to date of expiration, exercisability, transferability, and eligibility to exercise. SARs entitle the holder to receive, in cash only, upon exercise the difference between the option exercise price and the fair market value of the Common Stock in lieu of exercising the related option.

                    OPTION GRANTS FOR NON-EMPLOYEE DIRECTORS

         The 1998 Plan provides for an automatic grant of stock options to acquire 2,500 shares of Common Stock to non-employee directors of the Company each year on the first business day following the Company's annual meeting of shareholders. The exercise price of such options is equal to the Fair Market Value of the Common Stock on the date of the grant, and such options have a term of ten years.

                                 EXERCISE PRICE

         The per share exercise price for shares to be issued pursuant to the exercise of options granted under the 1998 Plan shall be no less than the fair market value per share of the Common Stock on the date of the grant of the option, and except that as to an optionee who at the time the option is granted owns, directly or indirectly, more than 10% of the voting power of all classes of stock of the Company or any subsidiary, the exercise price for any ISO granted to such optionee shall not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The fair market value per share of the Common Stock will generally be the closing price of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") on the date of grant of the option, or if no price is reported on such day, then on the next preceding day on which such price was reported.

                  TERM AND EXERCISE PERIOD OF OPTIONS AND SARS

         The term of each option granted pursuant to the 1998 Plan shall be determined by the Committee, but shall never exceed ten years; provided, however, in the event of an ISO granted to an optionee owning, directly or indirectly, more than 10% of the outstanding voting power of all classes of stock of the Company or any subsidiary at the time of the option grant, such option shall have a term not to exceed five years. Unless an option agreement provides otherwise, all options granted are 20% exercisable after the first year and an additional 20% is exercisable after each subsequent year. Any part of an option that has become exercisable shall remain exercisable until it has been exercised in full or it terminates or expires pursuant to the terms of the 1998 Plan or the applicable option contract.

         Upon the exercise of a SAR, the related option shall cease to be exercisable as to the shares with respect to which such SAR was exercised. Upon exercise in full of the related option, the SAR granted with respect thereto shall terminate.

                        PAYMENT OF OPTION EXERCISE PRICE

         Payment for shares upon exercise of stock options may be made either in cash or, with the consent of the Committee, by exchanging shares of Common Stock at their fair market value, or a combination of both. No shares shall be issued on the exercise of an option unless paid for in full at the time of purchase. Neither the Company nor any subsidiary may directly or indirectly lend money to any individual for the purpose of assisting such individual to acquire or to carry shares issued upon the exercise of options granted under the 1998 Plan.

                             PROCEDURES FOR EXERCISE

         An option shall be deemed to be exercised when written notice of such exercise has been provided by the optionee to the Company in accordance with the terms of the option and full payment for the shares with respect to which the option is exercised has been received by the Company. An option may not be exercised for a fraction of a share.

         Upon the expiration of an option, an attached SAR shall automatically be deemed to be exercised in full by the employee or director and cash shall be paid to such employee or director for the excess, if any, of the fair market value of one share of Common Stock at the time designated for measurement over the fair market value of such share of the date of grant of the SAR multiplied by the number of shares with respect to which the SAR is exercised.

                       OPTIONS GENERALLY NON-TRANSFERABLE

         OPTIONS NONTRANSFERABLE. Options granted under the 1998 Plan shall by their terms be nontransferable by the employee or director otherwise than by will or the laws of descent and distribution, and, during the lifetime of the employee or director, shall be exercisable only by the employee or director. No transfer of an option by an employee or director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

                            TERMINATION OF EMPLOYMENT

         TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE OR DIRECTOR. If an optionee ceases to be an employee or director of the Company or any subsidiary for any reason (other than by reason of death), any option or SAR held by such optionee under the 1998 Plan, to the extent unexercised and exercisable by the optionee on the date on which the optionee ceased to be an employee or director, may be exercised by the optionee within 90 days after the date on which the optionee ceased to be an employee or director, but in any event no later than the date of expiration of the option term. In the case of a termination of employment by the Company or any of its subsidiaries, with or without cause, the option or SAR shall terminate as of the date of such discharge if prior to such termination the Committee in its discretion shall determine that it is not in the best interests of the Company that the option or SAR continue for said 90-day period.

         DEATH. If an employee's employment or a director's service as a director with the Company or a subsidiary terminates by reason of death, his or her stock options and SARs, whether or not then exercisable, may be exercised by the estate, heir or legatee of the optionee within one year after the optionee's death (but not later than the date the options or SARs would otherwise expire and only to the extent that the employee or director was entitled to exercise the option or SAR on the date of his or her death).

             RIGHTS AS A STOCKHOLDER OR AS AN EMPLOYEE OR DIRECTOR

         An optionee shall have no rights as a stockholder with respect to any shares covered by an option until the optionee becomes the holder of record of the shares for which the option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date on which such optionee shall have become the holder of record thereof, except as discussed in "Adjustments Upon Changes in Capitalization" below. Nothing in the option shall confer upon the optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any of its subsidiaries to terminate the optionee's employment at any time, with or without cause.

                       CONDITIONS UPON ISSUANCE OF SHARES

         Shares of Common Stock shall not be issued pursuant to the exercise of an option granted under the 1998 Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder (including those exempting such exercise from the operation of Section 16(b) of the Exchange Act), the requirements of any stock exchange or automated stock quotation upon which the shares may then be listed or quoted and laws governing withholding from employees for income tax purposes, and shall be further subject to the advice of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may, if it shall deem it necessary or desirable for any reason, require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any intention to sell or distribute such shares.

                   DISSOLUTION, LIQUIDATION, CHANGE IN CONTROL

         In the event of the dissolution or liquidation of the Company, all outstanding options shall terminate immediately prior to the consummation of such transaction, unless otherwise provided by the Committee. If: (1) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Company, any of its wholly-owned subsidiaries, Michael J. Spector and Margaret D. Spector or any entity controlled by the Spectors) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Company as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or
(2) the shareholders of the Company approve (A) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company, then the exercisability of each outstanding option under the 1998 Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of shares of Common Stock subject to such option and may be exercisable for all or any portion of such shares. Upon the consummation of any of such transactions all outstanding options under the 1998 Plan shall, to the extent not previously exercised, terminate and cease to be outstanding.

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         Subject to any required action by shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, the number of shares of Common Stock available for issuance under the 1998 Plan, the price per share of Common Stock covered by each outstanding option, and the maximum number of shares of Common Stock with respect to which options may be granted to any employee or director in any given year, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final and binding.

                   TERMINATION AND AMENDMENT OF THE 1998 PLAN

         Unless sooner terminated pursuant to the terms of the 1998 Plan, the 1998 Plan will terminate on April 23, 2008. Awards granted prior to termination of the 1998 Plan shall continue in accordance with their terms following such termination.

         The Company's Board of Directors may suspend, amend, modify or terminate the 1998 Plan, without shareholder approval except to the extent required by the Puerto Rico Code or the IRC to permit the granting of QSOs or ISOs under the 1998 Plan or by the rules of any securities exchanges or automated quotation system on which the shares of Common Stock of the Company trade. No amendment, suspension, modification or termination of the 1998 Plan will affect previously granted options or SARs without the optionee's consent.

         The 1998 Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect QSOs or ISOs previously granted, if such amendment or modification is necessary for the 1998 Plan and the QSOs or ISOs granted thereunder to qualify under said provisions of the Puerto Rico Code and the IRC.

                   ERISA AND INTERNAL REVENUE CODE SECTION 401

         The 1998 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 or to Section 401(a) of the IRC.

                     TAX WITHHOLDING AND TAX OFFSET PAYMENTS

         The Committee may require payment, or withhold payments or retain shares of Common Stock otherwise transferable upon exercise of an option, in order to satisfy applicable withholding tax requirements. The Committee may make tax offset payments to assist employees or directors in paying income taxes incurred as a result of their participation in the 1998 Plan. The amount of the tax offset payments shall be determined by multiplying a percentage (established by the Committee) by all or a portion of the taxable income recognized by an employee or director upon: (i) the exercise of an NSO or a SAR; or (ii) the disposition of shares received upon exercise of a QSO or an ISO.

                                TAX CONSEQUENCES

         THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPREHENSIVE ANALYSIS OF APPLICABLE FEDERAL AND COMMONWEALTH OF PUERTO RICO ("COMMONWEALTH") INCOME TAX LAWS. THIS DISCUSSION IS BASED ON THE IRC AND THE PUERTO RICO CODE AND OTHER RELEVANT AUTHORITY IN EFFECT AS OF THE DATE OF THIS PROSPECTUS. THIS SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL AND COMMONWEALTH INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR PARTICIPANT IN LIGHT OF HIS OR HER OWN CIRCUMSTANCES. FURTHERMORE, NO INFORMATION IS PROVIDED WITH RESPECT TO TAX CONSEQUENCES UNDER FOREIGN, STATE OR LOCAL LAWS (OTHER THAN THOSE OF THE COMMONWEALTH). THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE FEDERAL AND COMMONWEALTH INCOME TAX LAWS ARE COMPLEX AND INDIVIDUAL CIRCUMSTANCES MAY AFFECT THEIR APPLICATION. PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT AND EXERCISE OF OPTIONS AND SARS GRANTED UNDER THE 1998 PLAN AND THE DISPOSITION OF ANY SHARES OF COMMON STOCK ACQUIRED PURSUANT TO THE EXERCISE OF SUCH OPTIONS.

         PUERTO RICO TAX CONSEQUENCES. A recipient of a QSO does not recognize income at the time of the grant of an option. In addition, no income is recognized at the time a QSO is exercised. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of a QSO, the optionee may have taxable long-term or short-term capital gain or loss, depending on whether the shares were held for more than six months, measured by the difference between the amount realized on the disposition of such shares and his or her tax basis in such shares. Tax basis will, in general, be the amount paid for the shares. The Company will not be entitled to a business expense deduction in respect of the grant of the option, the exercise thereof or the disposition of the shares.

         With respect to a NSO, a recipient of a NSO does not recognize income at the time of grant of the NSO. The difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

         SARs will not result in taxable income to the recipient or a tax deduction for the Company at time of grant. The exercise of SARs will generally result in compensation in the amount of the cash payment taxable as ordinary income to the employee. The Company may generally claim a tax deduction in the amount of any cash paid.

         FEDERAL TAX CONSEQUENCES. GENERAL. The Company is organized under the laws of the Commonwealth and, at the present time, it is not engaged in any trade or business in the United States. Accordingly, it is subject generally to a flat 30% federal income tax on its fixed or determinable, annual or periodic income, if any, from sources within the United States. The Company would only be entitled to claim deductions in computing its U.S. income tax liability to the extent such deductions were directly related to any income effectively connected with the conduct of a trade or business in the United States. Accordingly, the limitations imposed by Section 162(m) of the IRC for compensation to certain highly paid executives should not limit the tax deductions available to the Company in connection with the 1997 Option Plan. For purposes of the discussion below, some of the QSOs granted under the 1997 Option Plan may also be treated as ISOs for purposes of Sections 421 and 422 of the IRC.

         RESIDENTS OF PUERTO RICO. Recipients of stock options or SARs who are residents of Puerto Rico during the entire taxable year and perform services for the Company or its subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes either in respect of (i) the grant or the exercise of stock options or (ii) the grant of, or the receipt of cash payments upon exercise of, SARs.

         NON-RESIDENTS OF PUERTO RICO AND RESIDENTS OF PUERTO RICO WHO PERFORM SERVICES OUTSIDE OF PUERTO Rico. In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income upon grant or exercise of an ISO and the Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or its subsidiaries (within the meaning of Section 422 of the IRC) from the date the ISO is granted through the date three months before the date of exercise.

         If the optionee has held the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the optionee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If the optionee does not satisfy these holding period requirements, the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. Subject to any limitations imposed by Section 162(m) of the IRC for federal income tax purposes, the employee including such compensation in income and certain reporting requirements, the Company and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognized ordinary income. Upon any subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         In general, an optionee, who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom an NSO is granted will recognize no income at the time of the grant of the option. Upon exercise of an NSO, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option (or, if the optionee is subject to restrictions imposed by Section 16 (b) of the Exchange Act, upon the lapse of those restrictions, unless the optionee makes a special election within 30 days after exercise to have income determined without regard to the restrictions). Subject to any limitations imposed Section 162(m) of the IRC for federal income tax purposes, the employee including such compensation in income and certain reporting requirements, the Company will be entitled to a tax deduction in the same amount. Upon a subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         Upon exercise of a SAR, an optionee who is a non-resident of Puerto Rico will recognize ordinary income in an amount equal to the cash received on the exercise date. If it complies with applicable withholding requirements, the Company and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income.

         Under the 1998 Plan, upon the occurrence of certain "change in control" transactions involving the Company, all options then outstanding under the 1998 Plan become immediately exercisable. Under certain circumstances, compensation payments attributable to such options may be treated as "parachute payments" under the IRC, in which case a portion of such payments may be nondeductible to the Company for federal income tax purposes and the recipient may be subject to a 20% excise tax under the IRC.

                           DESCRIPTION OF COMMON STOCK

         The Company is authorized to issue 10,000,000 shares of Common Stock, $0.001 par value, and 250,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). The following summary of certain rights and privileges of the Common Stock and Preferred Stock of the Company does not purport to be complete. Statements in this summary are qualified in their entirety by reference to the Company's Restated Certificate of Incorporation and the amendments thereto and to the General Corporation Law of Puerto Rico.

         As of June 30, 1998, there were 1,875,322 shares of Common Stock issued and outstanding. The Common Stock is traded in the over-the-counter market on Nasdaq Stock Market's National Market System. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Each share of Common Stock has the same relative rights as, and is identical in all respects with, each other share of Common Stock. There are no cumulative voting rights for the election of directors.

         Subject to the rights of holders of any outstanding shares of Preferred Stock, in the event of liquidation, dissolution or distribution of assets of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company legally available for distribution to stockholders. The Common Stock has no redemption, conversion or sinking fund privileges.

         Subject to any dividend preferences which may be established with respect to any series of Preferred Stock, the holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor.

         Holders of Common Stock do not have preemptive rights to subscribe for or purchase additional securities of the Company.

         ChaseMellon Shareholder Services, L.L.C., New York, New York, is the transfer agent and registrar for the Common Stock.

         The Company's Certificate of Incorporation authorizes the Board of Directors to fix the designation, voting powers, preferences, limitations and relative rights of any series of the Company's Preferred Stock at the time of issuance. The holders of Common Stock may be adversely affected since preferred stock issued in the future may be designated with special rights or preferences by the Board of Directors over the holders of the Common Stock as to dividends, liquidation rights, voting rights (e.g. separate class right to approve a merger or sale of substantially all the assets of the Company) and other matters. The issuance of Preferred Stock under certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company.

                         FEDERAL SECURITIES LAW ASPECTS

         The shares of Common Stock of the Company issuable to persons purchasing shares under the Plan have been registered under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 (the "Registration Statement"), thereby allowing the Common Stock so issued to be freely resold or otherwise disposed of (without further registration) by anyone purchasing stock under the Plan except for any such person who may be deemed an "affiliate" of the Company. An "affiliate" of the Company is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Persons deemed to be affiliates may resell shares pursuant to Rule 144 promulgated by the Securities and Exchange Commission or pursuant to a separate prospectus filed as a part of the Registration Statement or pursuant to a separate registration statement. Compliance with Rule 144 is subject to certain limitations and requirements including limitations on the number of shares of Common Stock which may be sold in any three-month period. In the event that a participating employee becomes an officer or director of the Company or owner of 10% or more of the Company's stock, the short-swing profit recovery provisions of Section 16(b) under the Securities Exchange Act of 1934 also would need to be considered.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated herein by this reference:

                  A. The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1998.

                  B. The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1998.

                  C. The Current Report of the Company on Form 8-K dated June 1, 1998.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement on Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein, and a copy of the Company's latest Annual Report to Shareholders and other reports, proxy statements and communications distributed to the Company's shareholders generally, upon written or oral request of such person, to the Chief Financial Officer of Margo Caribe, Inc., Margaret D. Spector at the address set forth below.

         Questions and additional information regarding the 1998 Plan and its administrators may be directed to the Secretary of Margo Caribe, Inc., Margaret
D. Spector at Highway 690, Km. 5.8, Vega Alta, Puerto Rico 00762, Telephone
Number: (787) 883-2570.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated herein by reference:

                  1. The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1997.

                  2. The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1998.

                  3. The Current Report of the Company on Form 8-K dated June 1, 1998.

                  4. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a),13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the termination of this offering shall be deemed to be incorporated by reference in this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Certificate of Incorporation of the Company authorizes a single class of 10,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") and 250,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). As of June 30, 1998, there were 1,875,322 shares of Common Stock issued and outstanding and there were no shares of Preferred Stock outstanding. As of June 30, 1998, there were outstanding options to purchase 94,250 shares of Common Stock.

         The Common Stock is traded in the over-the-counter market on the National Association of Securities Dealers Small Capital market. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Each share of Common Stock has the same relative right as, and is identical in all respects with, each other share of Common Stock. There are no cumulative voting rights for the election of directors.

         Subject to the rights of holders of any outstanding shares of Preferred Stock, in the event of liquidation, dissolution or distribution of assets of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company legally available for distribution to stockholders. The Common Stock has no redemption, conversion or sinking fund privileges.

         Subject to any dividend preferences which may be established with respect to Preferred Stock, the holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor.

         Holders of Common Stock do not have preemptive rights to subscribe for or purchase additional securities of the Company.

         Chase Mellon Shareholder Services, L.L.C., New York, New York, is the transfer agent and registrar for the Common Stock.

         The Certificate of Incorporation authorizes the Board of Directors to fix the designation, voting powers, preferences, limitations and relative rights of any series of the Company's Preferred Stock at the time of issuance. The holders of Common Stock may be adversely affected since preferred stock issued in the future may be designated with special rights or preferences by the Board of Directors over the holders of the Common Stock as to dividends, liquidation rights, voting rights (e.g. separate class right to approve a merger or sale of substantially all the assets of the Company) and other matters. The issuance of Preferred Stock under certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A. Article 1.02 (B) (6) of the Puerto Rico General Corporation Act (the "PR GCA") provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty of care. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Article Ninth of the Company's Certificate of Incorporation contains such a provision.

         B. Article 4.08 of the PR GCA authorizes Puerto Rico corporations to indemnify their officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which they are or may be made parties by reason of being directors or officers. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of stockholders or otherwise. The Certificate of Incorporation of the Company provides that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by law. The Company also maintains directors' and officers' liability insurance on behalf of its directors and officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         *3.1 Certificate of Incorporation of the Company, as amended to date (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-17224)).

         *3.2 Bylaws of the Company, as amended to date (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-17224)).

         4.1      Common Stock Certificate.

         4.2      1998 Stock Option Plan.

         4.3      Form of Stock Option Agreement

         5        Opinion regarding legality and consent of Pietrantoni Mendez &
                  Alvarez.

         23.1 Consent of Pietrantoni Mendez & Alvarez (included in the opinion of counsel filed as Exhibit 5).

         23.2     Consent of Deloitte & Touche LLP.

         23.3     Consent of Kaufman Rossin & Co.

         24.1     Power of Attorney included on page II-4.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

--------
         *Previously filed

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of San Juan, Commonwealth of Puerto Rico, on the 22nd day of July, 1998.

                                       MARGO CARIBE, INC.

                                       By:        /S/ MICHAEL J. SPECTOR
                                          --------------------------------------
                                                      Michael J. Spector
                                               Chairman of the Board, President
                                                  and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Michael J. Spector and Margaret D. Spector and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                    SIGNATURE                                          TITLE                              DATE
                    ---------                                          -----                              ----


              /s/ Michael J. Spector                  Chairman of the Board, President, Chief        July 22, 1998
--------------------------------------------------        Executive Officer and Director
               Michael J. Spector


             /s/ Margaret D. Spector                                 Secretary                       July 22, 1998
--------------------------------------------------                 and Director
               Margaret D. Spector


             /s/ Blas R. Ferraiuoli                                  Director                        July 22, 1998
--------------------------------------------------
               Blas R. Ferraiuoli


              /s/ Frederick D. Moss                                  Director                        July 22, 1998
--------------------------------------------------
                Frederick D. Moss


              /s/ Michael A. Rubin                                   Director                        July 22, 1998
--------------------------------------------------
                Michael A. Rubin


              /s/ Alfonso A. Ortega                   Vice President, Treasurer and Principal        July 22, 1998
--------------------------------------------------   Financial Officer and Accounting Officer
                Alfonso A. Ortega

                                INDEX TO EXHIBITS


                                                                                                   SEQUENTIALLY
    EXHIBIT                                                                                          NUMBERED
    NUMBER                                           DESCRIPTION                                       PAGE
    ------                                           -----------                                   ------------


      3.1        --      Certificate of Incorporation of Margo Caribe, Inc., as currently in effect (incorporated herein by reference to Exhibit 3.1 of the Company's
                         Annual Report on Form 10-K for the year ended December 31, 1997
                         (File No. 0-17224)).

      3.2        --      By-laws of Margo Caribe, Inc., as amended (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K
                         for the year ended December 31, 1997 (File No. 0-17224)).

      4.1        --      Common Stock Certificate.

      4.2        --      1998 Stock Option Plan.

      4.3        --      Form of Stock Option Agreement.

       5         --      Opinion regarding legality and consent of Pietrantoni Mendez &
                         Alvarez.

     23.1        --      Consent of Pietrantoni Mendez & Alvarez (included in the opinion of counsel filed as Exhibit 5 thereto).

     23.2        --      Consent of Deloitte & Touche LLP.

     23.3        --      Consent of Kaufman Rossin & Co.

     24.1        --      Power of Attorney (included on Page II-4).